NeoPhotonics Announces Initiatives to Align Cost Structure and
Provides Preliminary Third Quarter Financial Results

Future Growth to be Driven by Next Generation Technologies Including 64/96 Gbaud and 400ZR Products & Solutions

Company to Host Q3’20 Earnings Call on November 2, 2020; Details to Follow

SAN JOSE, Calif. - October 5, 2020 - NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced preliminary results for the third quarter 2020. These preliminary results incorporate the changes made by NeoPhotonics to better align its infrastructure and more efficiently manage its cost structure. As previously announced, the Company has adopted a conservative approach to exclude future contributions from Huawei in its Outlook, following the August 17th tightening of Department of Commerce BIS restrictions.
“Our actions better align our capacity and production infrastructure with expected demand levels, and accelerate our goal of returning to profitability,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “We are maintaining our focus on developing products for next generation coherent systems and modules, wherein our silicon photonics, lasers and advanced hybrid photonic integration technologies provide the highest value, fully supporting our expansion into the data center market with coherent products. We are increasingly optimistic about our ability to drive growth both in the near-term with our 64 Gbaud solutions and in the mid-term with 96 Gbaud solutions and as our 400ZR products ramp in mid-2021. With these changes, we continue to pursue growth opportunities and deploy our best-in-class products and solutions for the highest speed over distance applications, and with a more diverse customer set,” concluded Mr. Jenks.
The Company has taken steps to tighten production operations, account for Huawei-specific assets and inventory, consolidate Indium Phosphide production and implement an approximately 4% reduction in force. The costs to implement these changes are expected to be approximately $12.1 million, with $1.1 million in severance costs and $11.0 million in inventory and idle asset charges. The Company expects to incur approximately $10.7 million of these costs in the third quarter, $0.7 million in the fourth quarter and the remainder as accelerated depreciation charges through 2021.
The actions taken are expected to reduce expenses with immediate impact and achieve an approximately $2 million in quarterly operating expense reductions when fully implemented by the second quarter of 2021, in addition to reductions in Cost of Goods Sold. As a result, the Company expects to lower its revenue breakeven level and expects to return to Non-GAAP profitability in Q3’21 and GAAP profitability in Q4’21.
Given these changes, the Company also provided preliminary estimated financial results for the third quarter of 2020. The preliminary Non-GAAP results are in the upper end of the previous ranges, with severance and asset charges included in the preliminary GAAP results.

For the Quarter Ending September 30, 2020

	Revised Outlook		Prior Outlook
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$101 to $103 million		$97 to $105 million
Gross Margin	21% to 23%	32% to 34%	29% to 33%	30% to 34%
Earnings per share	($0.14) to ($0.10)	$0.10 to $0.14	($0.03) to $0.07	$0.03 to $0.13

The Non-GAAP outlook for the third quarter of 2020 excludes the impact of expected severance and asset write-down charges of $10.7 million, amortization of acquisition related intangibles and other costs of approximately $0.3 million and the anticipated impact of stock-based compensation of approximately $3.5 million, of which $0.7 million is estimated for cost of goods sold.
As of September 30, 2020, cash, cash equivalents and restricted cash totaled approximately $120 million.

About NeoPhotonics
NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China.  For additional information visit www.neophotonics.com

Non-GAAP Financial Measures vs. GAAP Financial Measures
NeoPhotonics’ non-GAAP financial measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in this Press Release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

NeoPhotonics uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Legal Notice Regarding Forward-Looking Statements
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as the Company’s reliance on a small number of customers for a substantial portion of its revenues; the timely and successful development and market acceptance of new data center products; potential impacts of the Covid-19 pandemic; reduction in or volatility of customer orders or delays in shipments of products to customers;

governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; changes in demand for the Company's products including impact of excess industry capacities following the tighter restrictions on Huawei; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the difficulty of predicting future cash needs; changes in economic and industry projections; and a decline in general conditions in the telecommunications equipment industry or the world economy generally. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

©2020 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Investor Contacts

NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com

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